Exhibit 99.1
News Release
Community Healthcare Trust Incorporated Update on Recent Activities
FRANKLIN, Tenn., January 23, 2018 /PRNewswire/ -- Community Healthcare Trust Incorporated (NYSE: CHCT), (the "Company") provides an update on its activities during the fourth quarter of 2017.
Investments Closed in the Fourth Quarter of 2017
During the fourth quarter of 2017, the Company acquired six properties for an aggregate purchase price of approximately $40.2 million. The Company’s expected returns on these investments range from approximately 9.0% to 10.5%. The Company funded its fourth quarter investments with net proceeds remaining from its equity offering completed in July 2017 and from proceeds from its revolving credit facility.
Properties under Signed Contracts
The Company has one property under a definitive purchase agreement for an expected purchase price of approximately $6.6 million with an expected return of approximately 9%. The Company anticipates this property will close during the first quarter of 2018.  However, the Company is currently performing due diligence procedures customary for this type of transaction and cannot provide assurance as to the timing of when, or whether, this transaction will actually close.
The Company also has three properties under definitive purchase agreements, to be acquired after completion and occupancy, for an aggregate expected purchase price of approximately $40.4 million. The Company expects to close on one of these properties sometime in the first half of 2018 and expects to close on the remaining two properties sometime in the second half of 2018. The Company's expected aggregate return on these investments ranges up to approximately 11%.  However, the Company cannot provide assurance as to the timing of when, or whether, these transactions will actually close.
The Company anticipates funding its properties under contract with cash from operations and through proceeds from its credit facility.
Properties under Signed Term Sheets
The Company has two properties with signed term sheets for an aggregate expected investment of approximately $5.0 million. The Company’s expected return on these investments is approximately 9%. The Company is currently negotiating and performing due diligence procedures customary for these types of transactions and cannot provide any assurance as to the timing of when or whether these transactions will actually close. The Company anticipates funding these additional investments with cash on hand and through proceeds from its credit facility.
Bankrupt Borrower Update
The Company has one mortgage note receivable outstanding with a principal balance of $10.6 million. The borrower and several related entities filed for voluntary bankruptcy on June 23, 2017. The Company has proposed a plan, subject to normal contingencies and conditions, to provide financing for the borrower and several of the related entities to exit bankruptcy. Assuming the bankruptcy plan is confirmed by the court, the Company will enter into a new note with the borrower which will be secured by nine of the borrower's long-term acute care and rehabilitation hospitals’ ownership interests, assets and cash flow. As part of this plan, the Company, on December 28, 2017, purchased for a significant discount, $8.75 million of certain notes held by a syndicate of banks which are also creditors of the borrower. The Company will continue to evaluate the collectability of the mortgage note and will closely monitor the situation and reserve amounts as needed based on events as they occur.
Leased Square Footage
At December 31, 2017, the Company's portfolio was 91.4% leased. During the fourth quarter of 2017, the Company had expiring or terminated leases related to approximately 88,000 square feet and leased or renewed leases relating to approximately 78,000 square feet. The Company continues to be encouraged by its lease renewals and negotiations.
Executive Stock Purchases
As announced during the first quarter of 2017, the Company’s Chairman, Chief Executive Officer and President entered into a 10b5-1 plan to acquire shares of the Company’s common stock, replacing a previously expired plan entered into during 2016. During the fourth quarter of 2017, Mr. Wallace purchased 45,178 shares of the Company’s common stock at weighted average daily prices ranging from $26.68 to $27.60 under the plan. The plan expired on December 31, 2017.
Since the Company's initial public offering in 2015, the Company's Named Executive Officers have elected to take 100% of their total compensation in restricted stock. In January 2018, Mr. Wallace, the Company's Chief Executive Officer, Mr. Barnes, the Company's Chief Financial Officer, and Ms. Stach,

the Company's Chief Accounting Officer, elected to purchase an aggregate of 35,195 shares of common stock in lieu of cash salary and received an aggregate award from the Company of an additional 35,194 shares of common stock. These shares will cliff vest in eight years.
Dividend Increase
The Company increased its common stock cash dividend for the quarter ended September 30, 2017. This dividend, in the amount of $0.395 per share, was paid on December 1, 2017 to stockholders of record on November 17, 2017. This dividend rate equates to an annualized dividend of $1.58 per share. The Company has increased its dividend every quarter since its initial public offering.
About Community Healthcare Trust Incorporated
Community Healthcare Trust Incorporated is a real estate investment trust that focuses on owning income-producing real estate properties associated primarily with the delivery of outpatient healthcare services in non-urban markets throughout the United States.  The Company had investments of approximately $358.0 million in 80 real estate properties, including a mortgage note as of September 30, 2017, located in 26 states, totaling approximately 1.8 million square feet.
Additional information regarding the Company, including this quarter's operations, can be found at www.chct.reit.  Please contact the Company at 615-771-3052 to request a printed copy of this information.
Cautionary Note Regarding Forward-Looking Statements
This press release contains statements that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as "believes", "expects", "may", "should", "seeks", "approximately", "intends", "plans", "estimates", "anticipates" or other similar words or expressions, including the negative thereof. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Such forward-looking statements reflect management's current beliefs and are based on information currently available to management. Because forward-looking statements relate to future events, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company's control. Thus, the Company's actual results and financial condition may differ materially from those indicated in such forward-looking statements. Some factors that might cause such a difference include the following: general volatility of the capital markets and the market price of the Company's common stock, changes in the Company's business strategy, availability, terms and deployment of capital, the Company's ability to refinance existing indebtedness at or prior to maturity on favorable terms, or at all, changes in the real estate industry in general, interest rates or the general economy, adverse developments related to the healthcare industry, the degree and nature of the Company's competition, the ability to consummate acquisitions under contract and the other factors described in the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2016, the Company's Quarterly Reports on Form

10-Q for the quarters ended June 30, 2017 and March 31, 2017, and the Company's other filings with the Securities and Exchange Commission from time to time. Readers are therefore cautioned not to place undue reliance on the forward-looking statements contained herein which speak only as of the date hereof.  The Company intends these forward-looking statements to speak only as of the time of this release and the Company undertakes no obligation to update forward-looking statements, whether as a result of new information, future developments, or otherwise, except as may be required by law.

CONTACT: W. Page Barnes, 615-771-3052
SOURCE: Community Healthcare Trust Incorporated

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